Exhibit 4.18
TWELFTH SUPPLEMENTAL INDENTURE
(6 7/8% Notes due 2013)
     TWELFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 10, 2006, by and among the entities listed on Schedule I attached hereto (the “Guaranteeing Subsidiaries”), each being a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and US Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of March 21, 2003 providing for the issuance of an unlimited amount of 6 7/8% Notes due 2013 (the “Notes”), as supplemented by a First Supplemental Indenture, dated as of May 7, 2003; Second Supplemental Indenture, dated as of September 30, 2003; Third Supplemental Indenture, dated as of February 24, 2004; Fourth Supplemental Indenture, dated as of April 22, 2004; Fifth Supplemental Indenture, dated as of October 18, 2004; Sixth Supplemental Indenture, dated as of January 20, 2005; Seventh Supplemental Indenture, dated as of September 30, 2005, Eighth Supplemental Indenture, dated as of January 20, 2006; Ninth Supplemental Indenture, dated as of June 13, 2006; Tenth Supplemental Indenture, dated as of June 30, 2006; and the Eleventh Supplemental Indenture, dated as of September 29, 2006; and
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees as follows:
(a)	Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the

Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)	The obligations hereunder shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)	The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)	Pursuant to Section 10.04 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 10 of the Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
     3. Execution and Delivery. Each of the Guaranteeing Subsidiaries agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
     4. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms.
(a)	The Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Senior Subordinated Note Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:
(i)	subject to Section 10.04 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

(ii)	immediately after giving effect to such transaction, no Default or Event of Default exists.
(b)	In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c)	Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

     5. Releases.
(a)	In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.
(b)	Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 10 of the Indenture.
     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any of the Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.
     7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PEABODY ENERGY CORPORATION		US BANK NATIONAL ASSOCIATION
(“COMPANY”)		(“TRUSTEE”)

By:	/s/ Walter L. Hawkins, Jr.	By:	/s/ Philip G. Kane, Jr.
Name:	Walter L. Hawkins, Jr.	Name:	Philip G. Kane, Jr.
Title:	Vice President & Treasurer	Title:	Vice President
EXISTING SUBSIDIARY GUARANTORS:
AFFINITY MINING COMPANY
AMERICAN LAND DEVELOPMENT, LLC
AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
AMERICAN LAND HOLDINGS OF INDIANA, LLC
AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
          f/k/a BTU VENEZUELA, LLC
APPALACHIA MINE SERVICES, LLC
ARCLAR COMPANY, LLC
ARID OPERATIONS INC.
BEAVER DAM COAL COMPANY
BIG RIDGE, INC.
BIG SKY COAL COMPANY
BLACK BEAUTY COAL COMPANY, LLC
          f/k/a BLACK BEAUTY COAL COMPANY
BLACK BEAUTY EQUIPMENT COMPANY, LLC
          f/k/a BLACK BEAUTY EQUIPMENT COMPANY
BLACK BEAUTY HOLDING COMPANY, LLC
BLACK BEAUTY RESOURCES, LLC
          f/k/a BLACK BEAUTY RESOURCES, INC.
BLACK HILLS MINING COMPANY, LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS MINE SERVICES, LLC
          f/k/a BLUEGRASS COAL COMPANY
BTU EMPIRE CORPORATION
BTU WESTERN RESOURCES, INC.
CABALLO COAL COMPANY
CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
          f/k/a PEABODY DEVELOPMENT LAND HOLDINGS, LLC
CENTRAL STATES COAL RESERVES OF INDIANA, LLC
CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC
CHARLES COAL COMPANY, LLC
          f/k/a CHARLES COAL COMPANY
CLEATON COAL COMPANY
COAL PROPERTIES, LLC
          f/k/a COAL PROPERTIES CORP.
COALSALES, LLC
COALSALES II, LLC
COALTRADE INTERNATIONAL, LLC
COALTRADE, LLC
COAL RESERVES HOLDING LIMITED LIABILITY
          COMPANY NO. 1
COAL RESERVES HOLDING LIMITED LIABILITY

          COMPANY NO. 2
COLONY BAY COAL COMPANY
COLORADO COAL RESOURCES, LLC
COLORADO YAMPA COAL COMPANY
COOK MOUNTAIN COAL COMPANY, LLC
          f/k/a COOK MOUNTAIN COAL COMPANY
COTTONWOOD LAND COMPANY
COULTERVILLE COAL COMPANY, LLC
          f/k/a WILLIAMSVILLE COAL COMPANY, LLC
CYPRUS CREEK LAND COMPANY
CYPRUS CREEK LAND RESOURCES, LLC
DIXON MINING COMPANY, LLC
DODGE HILL HOLDING JV, LLC
DODGE HILL OF KENTUCKY, LLC
DODGE HILL MINING COMPANY, LLC
DYSON CREEK COAL COMPANY, LLC
EACC CAMPS, INC.
EASTERN ASSOCIATED COAL, LLC
          f/k/a EASTERN ASSOCIATED COAL CORP.
EASTERN COAL COMPANY, LLC
EASTERN COAL HOLDING COMPANY, INC.
EASTERN ROYALTY CORP.
FALCON COAL COMPANY, LLC
          f/k/a FALCON COAL COMPANY
FORT ENERGY, LLC
GALLO FINANCE COMPANY
GOLD FIELDS CHILE, LLC
          f/k/a GOLD FIELDS CHILE, S.A.
GOLD FIELDS MINING, LLC
GOLD FIELDS ORTIZ, LLC
          f/k/a GOLD FIELDS OPERATING CO. - ORTIZ
GRAND EAGLE MINING, INC.
HAYDEN GULCH TERMINAL, INC.
HIGHLAND MINING COMPANY, LLC
          f/k/a HIGHLAND MINING COMPANY
HIGHWALL MINING SERVICES COMPANY
HILLSIDE MINING COMPANY
HMC MINING, LLC
INDEPENDENCE MATERIAL HANDLING, LLC
          f/k/a INDEPENDENCE MATERIAL HANDLING COMPANY
INDIAN HILL COMPANY
INTERIOR HOLDINGS, LLC
          f/k/a INTERIOR HOLDINGS CORP.
JAMES RIVER COAL TERMINAL, LLC
          f/k/a JAMES RIVER COAL TERMINAL COMPANY
JARRELL’S BRANCH COAL COMPANY
JUNIPER COAL COMPANY
KANAWHA RIVER VENTURES I, LLC
KAYENTA MOBILE HOME PARK, INC.
LOGAN FORK COAL COMPANY
MARTINKA COAL COMPANY, LLC
          f/k/a MARTINKA COAL COMPANY

MIDCO SUPPLY AND EQUIPMENT CORPORATION
MIDWEST COAL ACQUISITION CORP.
MIDWEST COAL RESERVES OF ILLINOIS, LLC
MIDWEST COAL RESERVES OF INDIANA, LLC
MIDWEST COAL RESOURCES, LLC
MOUNTAIN VIEW COAL COMPANY, LLC
          f/k/a MOUNTAIN VIEW COAL COMPANY
MUSTANG ENERGY COMPANY, L.L.C.
NEW MEXICO COAL RESOURCES, LLC
NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY
PATRIOT COAL COMPANY, L.P.
PATRIOT MIDWEST HOLDINGS, LLC
PDC PARTNERSHIP HOLDINGS, LLC
          f/k/a PDC PARTNERSHIP HOLDINGS, INC.
PEABODY AMERICA, INC.
PEABODY ARCHVEYOR, L.L.C.
PEABODY CARDINAL GASIFICATION, LLC
PEABODY COAL COMPANY, LLC
          f/k/a PEABODY COAL COMPANY
PEABODY DEVELOPMENT COMPANY, LLC
PEABODY ELECTRICITY, LLC
PEABODY ENERGY GENERATION HOLDING COMPANY
PEABODY ENERGY INVESTMENTS, INC.
PEABODY ENERGY SOLUTIONS, INC.
PEABODY HOLDING COMPANY, LLC
          f/k/a PHC ACQUISITION CORP.
PEABODY INVESTMENTS CORP.
PEABODY NATURAL GAS, LLC
PEABODY NATURAL RESOURCES COMPANY
PEABODY POWERTREE INVESTMENTS, LLC
PEABODY RECREATIONAL LANDS, L.L.C.
PEABODY SOUTHWESTERN COAL COMPANY
PEABODY TERMINALS, LLC
          f/k/a PEABODY TERMINALS, INC.
PEABODY VENEZUELA COAL CORP.
PEABODY VENTURE FUND, LLC
PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
PEABODY WESTERN COAL COMPANY
PEC EQUIPMENT COMPANY, LLC
PINE RIDGE COAL COMPANY, LLC
          f/k/a PINE RIDGE COAL COMPANY
POINT PLEASANT DOCK COMPANY, LLC
POND CREEK LAND RESOURCES, LLC
POND RIVER LAND COMPANY
PORCUPINE PRODUCTION, LLC
PORCUPINE TRANSPORTATION, LLC
POWDER RIVER COAL, LLC
          f/k/a POWDER RIVER COAL COMPANY
POWDER RIVER RESOURCES, LLC
PRAIRIE STATE GENERATING COMPANY, LLC
RANDOLPH LAND HOLDING COMPANY, LLC
RIVERS EDGE MINING, INC.

RIVERVIEW TERMINAL COMPANY
SCHOOL CREEK COAL COMPANY, LLC
SCHOOL CREEK COAL RESOURCES, LLC
SENECA COAL COMPANY
SENTRY MINING, LLC
          f/k/a SENTRY MINING COMPANY
SHOSHONE COAL CORPORATION
SNOWBERRY LAND COMPANY
STAR LAKE ENERGY COMPANY, L.L.C.
STERLING SMOKELESS COAL COMPANY, LLC
          f/k/a STERLING SMOKELESS COAL COMPANY
SUGAR CAMP PROPERTIES, LLC
          f/k/a SUGAR CAMP PROPERTIES
THOROUGHBRED, L.L.C.
THOROUGHBRED GENERATING COMPANY, LLC
THOROUGHBRED MINING COMPANY, L.L.C.
TWENTYMILE COAL COMPANY
UNION COUNTY COAL CO., LLC
WEST ROUNDUP RESOURCES, INC.
YANKEETOWN DOCK, LLC
          f/k/a YANKEETOWN DOCK CORPORATION

By:	/s/ Walter L. Hawkins, Jr.
Name:	Walter L. Hawkins, Jr.
Title:	Vice President

ADDITIONAL GUARANTORS:

APPALACHIAN BASIN OIL & GAS, LLC

By:	/s/ Walter L. Hawkins, Jr.
Name:	Walter L. Hawkins, Jr.
Title:	Vice President & Treasurer

ILLINOIS BASIN OIL & GAS, LLC

By:	/s/ Walter L. Hawkins, Jr.
Name:	Walter L. Hawkins, Jr.
Title:	Vice President & Treasurer

ROCKIES NATURAL GAS, LLC

By:	/s/ Walter L. Hawkins, Jr.
Name:	Walter L. Hawkins, Jr.
Title:	Vice President & Treasurer

WYOMING NATURAL GAS, LLC

By:	/s/ Walter L. Hawkins, Jr.
Name:	Walter L. Hawkins, Jr.
Title:	Vice President & Treasurer

SCHEDULE I
NEW GUARANTEEING SUBSIDIARIES
Appalachian Basin Oil & Gas, LLC, a Delaware limited liability company
Illinois Basin Oil & Gas, LLC, a Delaware limited liability company
Rockies Natural Gas, LLC, a Delaware limited liability company
Wyoming Natural Gas, LLC, a Delaware limited liability company